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Exhibit 10.3

PROTECTION ONE, INC.
1997 LONG-TERM INCENTIVE PLAN
(as amended)

        1.    Purposes.    The purposes of this 1997 Long-Term Incentive Plan (as from time to time amended, the "Plan") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining for the Company and its Subsidiaries the services of directors, officers and other key employees, consultants and agents, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders.

        2.    Definitions.    For purposes of the Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

          (a)   "Affiliate" means any entity other than the Company and its Subsidiaries (i) of which the Company directly or indirectly owns stock having at least 50% of the combined voting power of all classes of stock of such entity or, if such entity does not have shares of stock outstanding, at least 50% of the ownership interests in such entity, and (ii) that is designated by the Board or the Committee as a participating employer under the Plan.

          (b)   "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent or Other Share-Based Award granted to an Eligible Employee or other eligible person under the Plan, or any combination of the foregoing.

          (c)   "Award Agreement" means the written agreement or evidencing an Award between the Company and the recipient of such Award.

          (d)   "Beneficiary" means as to any Participant the individual or individuals, or the trust or trusts, that have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company as to receive the benefits specified under the Plan upon the death of such Participant or, if there is no such designated individual or trust or surviving designated individual or trust, then the individual or individuals, or the trust or trusts, entitled by will or the laws of descent and distribution to receive such benefits.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (g)   "Committee" means the Compensation Committee of the Board, such other Board committee as may be designated by the Board to administer the Plan or the full Board if no such designation has been made; provided that the Committee, at any time that it grants an Award to (or certifies that performance goals or other material terms have been satisfied with respect to) any executive officer of the Company or person who in the Committee's judgment is likely to be a "covered employee" within the meaning of Section 162(m) of the Code, shall consist of two or more directors of the Company, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

          (h)   "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (i)    "Company" means Protection One, Inc., a Delaware corporation.

          (j)    "Director" means a member of the Board.

          (k)   "Dividend Equivalent" means a right granted to a Participant under Section 5(g) to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

          (l)    "Eligible Employee" means an employee of the Company or any of its Subsidiaries or Affiliates, including any Director who is an employee.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

          (n)   "Fair Market Value" means, with respect to shares of Common Stock or other property, the fair market value of such shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares of Common Stock are quoted on the Nasdaq National Market System or any other national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of the Common Stock on any date shall be the mean between the high and low selling prices of the Common Stock on such date (or, if the Common Stock was not traded on that day, the next preceding day that shares of Common Stock were traded) through such national market system, as such prices are officially quoted by such system.

          (o)   "ISO" means any Option intended to be and designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

          (p)   "Non-Employee Director" means a director of the Company that is not an officers or employee of the Company or any of its Subsidiaries.

          (q)   "NQSO" means any Option that is not an ISO.

          (r)   "Option" means a right granted under Section 5(b) to purchase shares of Common Stock.

          (s)   "Other Share-Based Award" means a right granted under Section 5(h) that relates to or is valued by reference to shares of Common Stock.

          (t)    "Participant" means an Eligible Employee, a Non-Employee Director or a consultant or agent of the Company who has been granted an Award.

          (u)   "Performance Award" means a right, granted under Section 5(f) and contingent upon the attainment of specified performance criteria during a specified performance period, to receive one share of Common Stock (which may be a Restricted Share) or, in lieu thereof, the Fair Market Value of such Performance Share in cash.

          (v)   "Performance Criteria" means the criteria, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of an Award of Restricted Shares, of the shares of Common Stock subject to such award, or, in the case of an Award of Restricted Share Units or a Performance Award, of payment with respect to such Award. Such criteria may include, but are not limited to, revenues, EBITDA, cash flow, earnings per share, return on equity, market shares, customer satisfaction goals or performance against budget (whether applicable to the Company or any relevant Subsidiary or business unit), comparisons with competitor companies or groups and with stock market indices, the attainment by a share of Common Stock or a specified Fair Market Value for a specified period of time, or any combination thereof. Performance criteria may vary from Participant to Participant and between groups of Participants.

          (w)  "Restricted Shares" means a grant under Section 5(d) of shares of Common Stock the rights of ownership of which are subject to restrictions and/or to a risk of forfeiture prescribed by the Committee.

          (x)   "Restricted Share Unit" means a grant under Section 5(e) of shares of Common Stock or cash at the end of a specified deferral period.

          (y)   "Rule 16b-3" means Rule 16b-3 adopted by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

          (z)   "SAR" or "Share Appreciation Right" means a right granted under Section 5(c) that entitles the recipient to receive, upon exercise, the excess of (1) the Fair Market value of one share of Common Stock on the date of exercise (or if the Committee shall so determine in the case of any such right, the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying option).

          (aa) "Subsidiary" means any corporation of which the Company owns, directly or indirectly, shares possessing at least 80% or more of the total combined voting power of all classes of stock of such corporation.

        3.    Administration.

          (a)    Authority of the Committee.    The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

              (i)  to designate Affiliates;

             (ii)  to select Eligible Employees, Non-Employee Directors, consultants and agents to whom Awards may be granted;

            (iii)  to determine the type or types of Awards to be granted;

            (iv)  to determine as to each Participant the form, amount and timing of each Award granted to such person and, if applicable, the number of shares of Common Stock, the number of SARs and/or the number of Restricted Shares, Performance Shares and Dividend Equivalents subject to such Award, the applicable exercise price, grant price or purchase price and any basis for adjusting the same, the time and conditions of exercise or settlement of the Award (including, if applicable, performance criteria, the restrictions or conditions, if any (and any schedule for lapse of such restrictions or conditions) relating to exercisability, transferability or forfeiture of such Award, and the circumstance under which such restrictions, conditions or schedules may be accelerated or waived), all other terms and conditions of such Award and all other matters to be determined in connection with an Award, based in each case on such considerations as the Committee shall determine;

             (v)  to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Common Stock, other Awards or other property;

            (vi)  to prescribe the form of each Award Agreement, which need not be identical for each Participant;

           (vii)  to adopt, amend, waive, suspend and rescind such rules and regulations, and appoint such agents, as the Committee may deem necessary or advisable to administer the Plan;

          (viii)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, Award Agreement or other instrument or document hereunder,

            (ix)  to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

             (x)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

          (b)    Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, Eligible Employees and other persons eligible to participate in the Plan, Participants, any person claiming any rights under the Plan from or through a Participant and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting such or any other power or authority of the Committee.

          The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate, subject to such terms as the Committee shall determine, the performance of the administrative functions of the Committee hereunder. In addition, the Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer and President and/or such other executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) the Chief Executive Officer of the Company (or any employee who is acting in such capacity), one of the four most highly compensated officers of the Company other than the Chief Executive Officer, or another person deemed to be a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding or (B) an officer or other person subject to Section 16 of the Exchange Act, or (ii) decisions concerning the type, form, amount, pricing or timing of an Award to such an officer, employee or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

          (c)    Limitation of Liability.    Each member of the Committee and each other person to whom the Committee delegates any of its power and authority hereunder shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants or legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no person acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any person acting on behalf of the Committee shall, to the maximum extent permitted by law, be fully indemnified, reimbursed and otherwise protected by the Company with respect to any such action, determination or interpretation or any claim, loss, damage or expense (including, but not limited to, attorneys' fees) arising therefrom.

        4.    Shares Subject to the Plan.

          (a)   Subject to adjustment as provided in Section 4(c) hereof and to the limitations set forth below, the total number of shares of Common Stock as to which Awards may be granted shall be 4,200,000. Such number of shares shall be reduced by the sum of (i) the aggregate number of shares of Common Stock that are issued as Restricted Shares or as "bonus stock" under Section 5(h), and (ii) the aggregate number of shares of Common Stock that become subject to outstanding Options, outstanding SARs not granted in tandem with an Option, and outstanding Performance Awards. If and to the extent that shares of Common Stock subject to an outstanding Award are not issued or delivered by reason of the expiration, surrender, cancellation, forfeiture or other termination of that Award, the settlement of such Award in cash or the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an Award or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such shares of Common Stock shall again be available for Awards under the Plan.

          (b)   Shares of Common Stock to be issued or delivered under this Plan shall be authorized and unissued shares, treasury shares or shares acquired by purchase in the open market or in one or more private transactions.

          (c)   If and to the extent that the Committee shall determine that any share dividend, share split or reverse split, recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), repurchase or share exchange or other corporate transaction or event affects the outstanding shares of Common Stock such that an adjustment in outstanding Awards is appropriate to reflect such change and to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments in the Plan and outstanding Awards as the Committee deems appropriate, including, but not limited to, by adjusting any or all of (i) the number and kind of shares that may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities, cash or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided, however, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of (including, but not limited to, the performance objectives included in) Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the immediately preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, rules, regulations or accounting principles; provided, further, that if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Code.

        5.     Specific Terms of Awards.

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

          (b)    Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Participants on the following terms and conditions:

              (i)  Number of Shares and Exercise Price. The number of shares of Common Stock subject to an Option and the exercise price per share of Common Stock purchasable upon exercise of such Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

             (ii)  Time and Method of Exercise; Other Terms. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the method or methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, shares of Common Stock, notes or other property), and the methods by which shares of Common Stock will be delivered or deemed to be delivered to holders of Options.

            (iii)  ISOs. The terms and conditions of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that (A) ISOs be granted only to Eligible Employees; (B) the exercise price of each ISO not be less than 100% of the Fair Market Value of the Common Stock on the date the ISO is granted; provided further, that if an ISO shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO; (C) if an ISO shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant; and (D) to the extent that the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock with respect to which ISOs granted to any Participant are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such excess portion shall be treated as a NQSO.

          (c)    SARs.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

              (i)  Number of Shares, Exercise Price and Nature. The Committee shall determine at the time an Award of SARs is granted, (A) the number of SARs subject to the Award, (B) the exercise price of such SARs, (C) whether each such SAR entitles the holder thereof to receive, upon exercise, the excess of (1) the Fair Market value of one share of Common Stock on the date of exercise or the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise over (2) the exercise price of the SAR, and (D) whether such SAR is free-standing or in tandem with an Option or other Award.

             (ii)  Other Terms. The Committee shall determine, at the time of grant of an SAR or thereafter, the time or times at which the SAR may be exercised in whole or in part (provided, however, that no SAR granted in tandem with an Option my be exercised later than the expiration, cancellation, forfeiture or other termination of such Option), the method of exercise, the method of settlement, the form of consideration to be paid upon exercise (which may consist of cash, shares of Common Stock (which may, but need not be, Restricted Shares) or other property), the method by which shares of Common Stock or other consideration will be delivered or deemed to be delivered to the holder the SAR, and all other terms and conditions of the SAR. Unless the Committee determines otherwise, a SAR (a) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (b) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

          (d)    Restricted Shares.    The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

              (i)  Issuance and Restrictions. Restricted Shares shall be issued to a Participant upon payment of consideration by the Participant if any, as the Committee shall determine at the date of grant, and during the restriction period established by the Committee (the "Restriction Period") shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. The performance criteria may be of various types, may differ as to various Participants or classes or categories of Participants, and may include the attainment of certain performance criteria by the individual Participants, the Company, a department or division of the Company and/or a group or class of Participants.

             (ii)  Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, in the event a Participant ceases employment during the Restriction Period or in the event performance criteria attributable to an Award of Restricted Shares, if any, are not achieved, Restricted Shares on such shares shall be forfeited.

            (iii)  Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. Except to the extent otherwise set forth in the applicable Award Agreement, if certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the restrictions and other terms and conditions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate, together with a stock power or other instrument of assignment endorsed in blank, until the completion of the Restriction Period and the satisfaction of all performance criteria, if any.

            (iv)  Stockholder Rights. Except to the extent otherwise set forth in the applicable Award Agreement, a Participant granted Restricted Shares shall have all of the rights of a stockholder of the Company, including, without limitation, the right to vote the Restricted Shares and the right to receive dividends thereon. Not without the foregoing, dividends or Dividend Equivalents paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividend or Dividend Equivalents. Shares of Common Stock distributed in connection with a stock split or stock dividend, and all other property distributed as a dividend or Dividend Equivalents, if any, shall, to the extent distributed with respect to Restricted Shares, be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

          (e)    Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Participants, subject to the following terms and conditions:

              (i)  Award and Restrictions. Delivery of shares of Common Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Share Units shall be subject during such deferral period to such restrictions on transfer and other restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), which restrictions may lapse at such time, separately or in combination, in installments or otherwise, as the Committee may determine.

             (ii)  Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable Restriction Period, or upon failure to satisfy any other condition precedent to the delivery of shares of Common Stock or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to restriction shall be forfeited.

          (f)    Performance Awards.    The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

              (i)  Number of Performance Shares, Performance Period and Performance Criteria. Upon grant of a Performance Award, the Committee shall determine (a) the nature, length and starting date of the performance period for such Performance Award ("Performance Period"), (b) the performance criteria to be used in valuing the Performance Award and determining the extent to which such Performance Award has been earned, and (c) the number of shares of Common Stock (which may, but need not, be Restricted Shares), the range of dollar values or a combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant performance criteria for such Performance Award are achieved.

            Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

             (ii)  Payment. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earning equivalents as may determined by Committee.

            (iii)  Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee that the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

            (iv)  Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, a Performance Award shall be forfeited.

          (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants on the following terms and conditions:

              (i)  The Committee shall determine, at the time of the Award, the number of shares of Common Stock to which such Award relates. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

             (ii)  The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which such Dividend Equivalents relate.

          (h)    Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Common Stock awarded purely as a "bonus" that are not subject to any restriction period or performance criteria, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with a value and payment of which is contingent upon performance of the Company or any other factor or factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

        6.    Certain Provisions Applicable to Awards.

          (a)    Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Participants either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. The per Share exercise price of any Option, the grant price of any SAR, or the purchase or settlement price of any other Award conferring a right to purchase shares of Common Stock that is granted in connection with the substitution of one or more awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be canceled to the extent of the number of shares of Common Stock as to which the Award is exercised.

          (b)    Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, shares of Common Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

          (c)    Non-transferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. A Participant's rights under an Award and the Plan may not be pledged, mortgaged or otherwise encumbered, and shall not be subject to claims of the Participant's creditors.

          (d)    Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

        7.     Change of Control Provisions.

          (a)    Acceleration of Exercisability and Lapse of Restrictions; Cash-Out of Awards.    In the event of a Change of Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

              (i)  All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse of restrictions or other limitations is waived or deferred by a Participant prior to such lapse, all restrictions and other limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or other limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, shares of Common Stock or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

             (ii)  For a period of up to 60 days following a Change in Control, the Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change of Control Price of any shares of Common Stock or the Fair Market Value of any property other than shares of Common Stock relating to such Award; provided, however, that in the case of an ISO, or a Stock Appreciation Right granted in tandem therewith, the cash payment shall be based upon the Fair Market Value of shares of Common Stock on the date of exercise. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and shall receive that payment for the Award that produces the highest payment to the Participant. Except as provided in Section 8(a)(iii), in no event will an Award be surrendered or a Participant have the right to receive cash under this Section 7(a)(ii) with respect to an Award if the Participant is subject to Section 16 of the Exchange Act and at least six months shall not have elapsed from the date on which the Participant was granted the Award before the date of the Change of Control (unless this restriction is not at such time required to cause the receipt of such cash to be exempt from the provision of Rule 16b-3).

            (iii)  In the event that any Award is subject to limitations under Section 8(a)(ii) at the time of a Change of Control, then solely for the purpose of determining the rights of the Participant with respect to such Award, a Change of Control shall be deemed to occur at the close of business on the first business day following the date on which the Award could be sold without liability under Section 16 of the Exchange Act.

          (b)    Definitions of Certain Terms.    For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

              (i)  "Change of Control" means, and a Change of Control shall be deemed to have occurred, if (i) there occurs any transaction or other event or circumstance that results in less than 50% of the total Voting Securities of the Company outstanding immediately after such transaction being beneficially owned by Western Resources, Inc., a Kansas corporation ("Western Resources"), or an affiliate of Western Resources, or (ii) all or substantially all of the assets of the Company are sold and less than 50% of the total assets owned by the Company immediately prior to such transaction are owned by a person other than Western Resources and its affiliates.

             (ii)  "Change of Control Price" means, with respect to a Share, the higher of (A) the highest reported sales price of shares of Common Stock on the Nasdaq National Market during the 30 calendar days preceding a Change of Control, or (B) the highest price paid or offered in a transaction that either (1) results in a Change of Control, or (2) would be consummated but for another transaction which results in a Change of Control and, if it were consummated, would result in a Change of Control. With respect to clause (B) of the immediately preceding sentence, the "price paid or offered" will be equal to the sum of (i) the face amount of any portion of the consideration consisting of cash or cash equivalents and (ii) the Fair Market Value of any portion of the consideration consisting of real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Committee.

            (iii)  "Voting Securities or Security" means any securities of the Company that carry the right to vote generally in the election of directors.

        8.    General Provisions.

          (a)    Compliance with Legal and Trading Requirements.    The Plan, the grant, exercise and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required by applicable law. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such stock exchange or market system listing or registration or qualification of such shares of Common Stock under applicable securities laws or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any shares of Common Stock under federal or state securities laws.

          (b)    No Right to Continued Employment or Service.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, officer, director or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any such employment or service at any time.

          (c)    Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

          (d)    Changes to the Plan and Awards.    The Board may amend or otherwise alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan as the Board deems advisable without the consent of stockholders of the Company or Participants except as may be otherwise required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Section 162(m)(4)(c) of the Code; provided, however, no such amendment or other alteration, suspension, discontinuation or termination of the Plan may impair the rights of the holder of an outstanding Award without the consent of such holder.

          (e)    No Rights to Awards; No Shareholder Rights.    No person shall have any right or claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of eligible persons and Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company.

          (f)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (g)    Non-exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as the Board may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (h)    Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

          (i)    No Fractional Shares of Common Stock.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Cash shall be paid in lieu of such fractional shares.

          (j)    Governing Law.    The validity, construction, and effect of the Plan any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

          (k)    Effective Date; Time Limitation on Future Grants, Plan Termination.    The Plan shall become effective as of October 24, 1997 (the "Effective Date"), the date on which the Plan was adopted by the Board subject to approval of the Plan by the Company's stockholders. No Award shall be granted under the Plan after the 10th anniversary of the Effective Date. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

          (l)    Titles and Headings.    The titles and headings of the Sections and subsections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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PROTECTION ONE, INC. 1997 LONG-TERM INCENTIVE PLAN (as amended)